INDEPENDENT CONTRACTOR AGREEMENT

THIS AGREEMENT made as of the 3rd day of December, 2010.

BETWEEN:

УРБАН БЛИС СОЛЮШНС .,

(Hereinafter referred to as the "Corporation", "Urban Bliss Solutions")

OF THE FIRST PART

- and -

Finishing Touches Home Goods Inc.

(Hereinafter referred to as "the Contractor")

OF THE SECOND PART

WHEREAS the Corporation carries on the business of a full service general contractor offering new construction, alterations and renovations, electrical, plumbing, gas fitting, and interior and structural design services.

AND WHEREAS the Contractor has special expertise related to barrier-free access to transportation, public buildings and housing, recreational and sports facilities in accordance with Russian Federal Law No. 181 of November 24, 1995 on Social Protection of Persons with Disabilities ("Disability Act" or "Act"). The special expertise includes technical and legal knowledge of Russian laws and recent developments in the area of creation of conditions enabling mobility challenged individuals such as people with disabilities, seniors and other persons with limited mobility including those who use wheelchairs and service dogs to have unrestricted access to public and private transportation, government buildings, sports establishments, and places of recreation and entertainment.

AND WHEREAS the Corporation is desirous of retaining the Contractor to act as a consultant on new construction projects and renovations;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants herein contained and the amounts payable to the contractor in accordance with the terms of this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is by each party hereby mutually acknowledged, the parties hereto agree as follows:

ARTICLE 1 - GENERAL

1.1 **Definitions**

The following words and terms as used in the Agreement shall have the following meaning:

(a) "Business" is the business of new construction and alterations and renovations;
(b) "Services" are the services outlined in Schedule A; and
(c) "Clients" are Customers of the Corporation.

1.2 **<u>The Contractor Services</u>**

(a) The Corporation agrees to retain the services of the Contractor, and the Contractor agrees to provide services to the Corporation as set out in the attached Schedule A (the "Services") and any subsequent Schedule signed or initialled by the parties for Services in accordance with the specifications, requirements and timeframes identified in the applicable Schedule. It is agreed between the parties that the Contractor will perform the services outlined in Schedule "A". The Corporation on written notice to the Contractor may amend the Services from time to time at its sole discretion.

(b) The Contractor agrees to make available his services and the services of his employees as the case may be for the purpose of discharging his obligations hereunder.

1.3 **<u>Information/Control</u>**

The Corporation shall provide to the Contractor, customer contact information, necessary for the Contractor to efficiently provide the Services in accordance with the terms hereof. The Contractor is solely responsible for the supervision and compensation of its additional employees and agents (if any) providing the Services.

1.4 **Term of Agreement**

The provision of services by the Contractor to the Corporation hereunder will commence on January 1, 2011 and continue for a period of one year (the "Initial Term") at which time this Agreement shall expire, subject to earlier termination as hereinafter provided under Article 5 contained herein. The Initial Term may be renewed for additional term(s) "Renewal Terms" of the same duration as the Initial Term by mutual written agreement of the parties hereto in advance of the expiration of the Initial Term or Renewal Term as the case may be. In the event of such Renewal Term, the terms of this Agreement and any written amendments thereto shall continue to apply.

ARTICLE 2- REMUNERATION OF THE CONTRACTOR

2.1 **Fee for Services**

The Corporation covenants and agrees to pay to the Contractor for Services rendered hereunder pursuant to the terms outlined in Schedule B. No other fee for Services will be paid unless otherwise negotiated and agreed to in writing by both parties.

2.2 **Expenses / Disbursements**

The Contractor shall be responsible for all expenses related to the discharge of its duties hereunder. However, any expenses that are reasonable and directly relate to the discharge of the Services may be disbursed by the Contractor for reimbursement by the Corporation. Any such expense over the sum of US$250.00 will require the written pre-approval of the Corporation. The Contractor agrees to provide the Corporation with monthly invoices containing detailed expenses report and receipts for disbursement and reimbursement and the Corporation will pay

all reasonable invoices within thirty (30) days from receiving them.

ARTICLE 3 - COVENANTS OF THE CONTRACTOR

3.1 **Services**

The Contractor will render performance of the Services hereunder and outlined in Schedule A to the best of the Contractor's ability and in a competent and professional manner and in accordance with the specifications provided by the Corporation. The Contractor shall supply all materials and equipment necessary for it to discharge its duties hereunder.

The Contractor shall indemnify and hold the Corporation harmless from any claims, expenses, costs, damages or losses suffered by the Corporation, the Related Companies, the Clients, or a third party which arise from the acts or omissions of the Contractor or any of its employees.

3.2 **Confidential Information:**

(a) The Contractor, which includes its directors, officers, employees, agents, and principles, acknowledges that certain Confidential Information will be received by it during the course of providing its Services pursuant to this Agreement. The Contractor covenants with the Corporation that except as the Corporation may consent in writing, it shall not at any time hereafter disclose to any third party or use for its own purposes, except in the proper course of rendering the Services hereunder, any Confidential Information relating to the Corporation, its parents, affiliated or subsidiary corporations and the Client (hereinafter the "Related Companies") which it has obtained by virtue of its relationship with the Corporation or the Related Companies. The parties agree that such Confidential Information is deemed proprietary to the Corporation or the Related Companies as the case may be, and that such Confidential Information, including any intellectual property rights therein, or derived therefrom, shall at all times remain the exclusive property of the Corporation or the Related Companies as applicable.

"Confidential Information" for the purposes of this agreement, includes, information, whether tangible or intangible, or material regarding the Corporation or the Related Companies including

but not limited to: materials produced for a Project, inventions conceived or reduced to practice, training methods, software, analytical tools, educational material, software implementation strategies, competitive strategies, corporate information, contractual arrangements, joint ventures, business plans, tactics, policies, and any litigation or negotiations; technical processes and concepts, designs, specifications, and know-how; marketing plans, sales and product plans, methods of production, customer lists and information, supply agreements, prospect and market research data; financial information, including cost and performance data; personnel information, including personnel lists, resumes, personnel data, organizational structure and performance evaluations; and the Client's confidential information;.

The Contractor shall be released from the covenants made in this Section to the extent:

i) required to comply with any obligation imposed by law upon it to disclose such Confidential Information after providing 30 days advance notice of such obligation to the Corporation; or,

ii) that such Confidential Information has become publicly known through no wrongful act or breach on the part of the Contractor.

In addition, the Contractor agrees that it will at no time disclose to any third party that it has entered into this Agreement or the nature of the Services that it has rendered to the Corporation or the Corporation's Client in accordance with this Agreement.

(b) Return of Documents: The Contractor agrees that any and all documents or other data, sound or image recordings, fixed in any material form, such as documents, diskettes, CD-ROMs, tapes and the like, pertaining to activities of the Corporation and/or to the Related Companies, including the information or materials covered by section (a) above, in its possession now or which may come into its possession, are and shall be the property of the Corporation and/or the Related Companies, and that all copies of such documents or recordings shall be forthwith surrendered to the Corporation upon written request. The Contractor agrees that the Corporation may withhold any payment pursuant to this Agreement until such Confidential Information is returned.

(c) Employees and Agents: The Contractor agrees that it will only disclose such Confidential

Information to its employees and agents on a need to know basis. The Contractor shall take all necessary care and due diligence to inform its employees and agents of the obligations contained in this Article and to prevent disclosure of Confidential Information on the part of its employees and agents and to ensure they are similarly bound. Without limiting the generality of the foregoing, the Contractor agrees to have all of its employees and agents who provide Services execute a non-disclosure agreement in a form satisfactory to the Corporation. In addition, the Contractor represents and warrants that it shall obtain such written assurances from its employees and/or agents so as to obtain for the benefit of the Corporation such waivers and/or assignments as are reasonably necessary to confirm the ownership of Intellectual Property Rights and waiver of moral rights referred to below.

ARTICLE 4 - INDEPENDENT CONTRACTORS

4.1 The Contractor Not an Employee

Both parties expressly agree that the relationship of the parties hereto is that of independent contractors. Neither the Contractor nor any of its directors, officers, employees or agents are employees, partners, co-venturers, principals, or agents of the Corporation and will not be entitled to receive from the Corporation any benefits whatsoever, except for the remuneration as outlined in Article 2 of this Agreement. Each party shall pay all wages, salaries and other amounts due to its respective employees relative to this Agreement and shall be responsible for all obligations respecting them relating to income tax withholdings, employment insurance premiums, workers' compensation, health care and pension plan contributions and other similar responsibilities. Except as otherwise expressly provided in this Agreement, the Contractor shall at all times be free from the control of the Corporation as to the time, place and manner in which it shall conduct its business and render its services hereunder. The Contractor shall indemnify and hold harmless the Corporation, its officers and/or directors from and against all expenses, costs, charges, damages and liabilities which the Corporation may incur in the event that any employee or agent of the Contractor, is found to be an employee of the Corporation.

4.2 The Contractor Will Not Contract On Behalf Of Corporation

The Contractor will not, without the prior written consent of the Corporation, enter

into any contract or commitment in the name of or on behalf of the Corporation or bind the Corporation in any respect whatsoever, except as otherwise provided in this Agreement.

ARTICLE 5 - TERMINATION

5.1 **Termination by Corporation or The Contractor**

This Agreement may be terminated at any time during the Initial Term or any Renewal Term, as the case may be, as follows:

(a) Either the Corporation or the Contractor may terminate this Agreement at any time prior to the expiry of the Term or Renewal Term as the case may be for the following reasons:

i. For a material breach by either party of the terms of this Agreement, a declaration of bankruptcy or any form of assignment in favour of the parties' creditors;

ii. On the provision of 15 written days of advance written notice. The Corporation may waive notice of termination by the Contractor in whole or in part.

5.2 The provision of notice and all payments described in 5.1 shall be full and final.

5.4 Notwithstanding any termination or expiry of this Agreement for any reason whatsoever, and with or without cause, the provisions of sections 3.1 and 3.2 will continue in full force and effect following such termination or expiry.

ARTICLE 6 - INTERPRETATION AND ENFORCEMENT

6.1 **Sections and Headings**

The division of this Agreement into Articles and Sections and the insertion of

headings are for the convenience of reference only and will not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplemental or ancillary hereto.

6.2 **Number**

In this Agreement words importing the singular number only will include the plural and vice versa and words importing the masculine gender will include the feminine and neuter genders and vice versa.

6.3 **Benefit of Agreement**

This Agreement will enure to the benefit of and be binding upon the heirs, executors, administrators and legal personal representatives of the Contractor and the successors and assigns of the Corporation respectively.

6.4 **Entire Agreement**

This Agreement constitutes the entire agreement between the parties. There are no representations, warranties, forms, conditions, undertakings or collateral agreements, express, implied or statutory between the parties other than expressly set forth in this Agreement.

6.5 **Amendments and Waivers**

No amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by both of the parties hereto. No waiver of any breach of any term or provision of this Agreement will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, will be limited to the specific breach waived.

6.6 Assignment

The Contractor shall not assign its rights or obligations under this Agreement without the prior written consent of the Corporation. The Corporation may assign this Agreement without the Contractor's consent.

6.7 Severability

If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof will continue in full force and effect.

6.8 Notices

Any demand, notice or other communication (hereinafter in this Section 6.8 referred to as a "Communication") to be made or given in connection with this Agreement will, unless otherwise expressly provided herein, be made or given in writing and may be made or given by the personal delivery or by registered mail addressed to the recipient as follows:

The Contractor:
Finishing Touches Home Goods Inc.
3420 E. Shea Blvd., Suite 200
Phoenix, AZ 85028

The Corporation
УРБАН БЛИС СОЛЮШНС (Urban Bliss Solutions)
5-24 Slavyanskiy Bulvar, Moscow, Russia 121352

Attn: Tatiana Medvedeva

or such other address or individual as may be designated by notice by either party to the other. Any Communication made or given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if made or given by registered mail, on the tenth day, other than a Saturday, Sunday, following the deposit thereof in the mail. If the party giving

any Communication knows or ought to reasonably know of any difficulties with the postal system, which might affect the delivery of the mail, any such Communication will not be mailed but will be made or given by personal delivery.

6.9 **Dollar Amounts**

All references herein to dollar amounts refer to American funds.

6.10 **Governing Law**

This Agreement will be construed in accordance with the laws of the state of Nevada and the federal laws of the United States of America applicable therein and will be treated, in all respects, as an American contract. The parties hereto irrevocably attorn to the jurisdiction of the Courts of Nevada with respect to any matter arising hereunder or related hereto.

6.11 **Legal Advice**

The Contractor acknowledges and agrees that it has been apprised of its rights to obtain independent legal advice with respect to the terms of this Agreement and the nature and consequences of the terms thereof. The Contractor further acknowledges that it has been given adequate opportunity to obtain such independent legal advice and has either obtained or waived its right to such independent legal advice.

IN WITNESS WHEREOF the parties have executed this Agreement.

SIGNED, SEALED AND DELIVERED)
in the presence of)

Urban Bliss Solutions

Per: ________________________ c/s

Finishing Touches Home Goods Inc.

Per: ________________________ c/s